UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/04/2016

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 28, 2016, Discovery Communications, Inc. (the “Company”) committed to a cost-savings plan that encompasses a series of actions intended to enable the Company to more efficiently operate in a leaner and more directed cost structure and invest in growth initiatives, including digital services and content creation. The cost-savings plan will include personnel adjustments, restructurings and budget re-allocations. These actions will be conducted in accordance with local laws and regulations. The Company expects to substantially complete the implementation of the cost savings plan by the end of the third quarter of 2016.
As part of this initiative, on May 4, 2016, the Company began notifying eligible U.S. employees regarding a voluntary buyout for eligible individuals as part of this cost-savings plan. The Company will review the proposed acceptances and determine if business needs will permit them to be implemented.
Including the costs of the voluntary buyout offer, the Company expects to incur severance and other related expenses of between $40 and $60 million relating to all personnel adjustments.
The Company also expects to take additional actions to reduce its non-personnel costs and is continuing to evaluate its overall expense base. At this time, however, the Company is unable to estimate the amount, if any, of cash and total charges, including non-cash impairment charges (if any) that it could incur in connection with the additional cost-savings actions under consideration. If there are any such costs, the Company expects to recognize these charges through the end of 2016.
This Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which are identified by words such as “plans,” “expects,” “may,” “believes,” “estimates” or “estimated, “intends,” and other similar words, expressions, and formulations. This Report contains forward-looking statements regarding the timing and scope of the restructuring plan; the size of the restructuring plan and the amount and timing of the related charges; and the expected cost savings resulting from the restructuring plan. Many factors could affect the actual results of the restructuring plan, and variances from Discovery's current expectations regarding such factors could cause actual results of the restructuring plan to differ materially from those expressed in these forward-looking statements. Discovery presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: the timing and execution of plans and programs that may be subject to local labor law requirements, including consultation with appropriate works councils; assumptions related to severance, post-retirement costs, and relocation costs; future acquisitions, dispositions, or investments; new business initiatives and changes in product roadmap, development, and manufacturing; and/or assumptions related to cost savings, product demand and operating efficiencies. A detailed discussion of these and other risks and uncertainties that could cause Discovery’s actual results to differ materially from these forward-looking statements is included in the documents that Discovery files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and Discovery does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item 7.01 Regulation FD Disclosure.
On May 4, 2016, Discovery sent an internal memo to its employees, attached hereto as Exhibit 99.1, announcing a restructuring plan designed to align its operations with evolving business needs and improve efficiencies.
The information in Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is furnished as part of this Report:

Exhibit No.	Description
99.1	Discovery Communications Internal Memo dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: May 4, 2016	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer

EXHIBIT INDEX
The following exhibit is furnished as part of this Report:

Exhibit No.	Description
99.1	Discovery Communications Internal Memo dated May 4, 2016